UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 12, 2007
TRM CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	0-19657	93-0809419

(State or other jurisdiction of incorporation)	Commission File Number)	(I.R.S. Employer Identification No.)
5208 N.E. 122nd Avenue, Portland, Oregon 97230
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (503) 257-8766
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     On September 12, 2007, TRM Corporation (the “Company”) received a letter from the Listing Qualifications Department of The NASDAQ Stock Market stating that the Company is not in compliance with NASDAQ Marketplace Rule 4450(a)(5) (the “Minimum Bid Price Rule”) because the bid price per share of the Company’s common stock closed below $1.00 per share for 30 consecutive business days. In accordance with NASDAQ Marketplace Rule 4450(e)(2), the Company will be provided 180 calendar days, or until March 10, 2008, to regain compliance with the Minimum Bid Price Rule. To regain compliance with the Minimum Bid Price Rule, the closing bid price of the Company’s common stock must remain at or above $1.00 per share for a minimum of 10 consecutive business days.
     On September 17, 2007, the Company issued a related press release announcing its receipt of the letter. The full text of the press release is attached as Exhibit 99.1 to this report and is hereby incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
99.1	Press release issued by TRM Corporation on September 17, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRM CORPORATION
	By:	/s/ Michael J. Dolan
		Name:	Michael J. Dolan
Date: September 18, 2007		Title:	Chief Financial Officer

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